WONDERWARE CORPORATION

      EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE


                                                 Three months ended March 31,
                                               -------------------------------
                                                    1997             1996
                                               --------------   --------------

Weighted average common shares
  outstanding during period                      13,948,435        13,434,112

Exercise of outstanding stock options
  (including "cheap stock" options), less
  shares assumed repurchased                        266,254           588,347
                                               --------------   --------------

Weighted average common and common
  equivalent shares                              14,214,689        14,022,459
                                               ==============   ==============

Net income                                      $    71,602      $  1,496,669
                                               ==============   ==============

Net income per share                            $      0.01      $       0.11
                                               ==============   ==============


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